EXHIBIT 99.1

News Release

Media Contacts:
Telkonet Investor Relations, ir@telkonet.com

For Immediate Release

Telkonet Demonstrates Clean Technology Strength Announcing Third Quarter Results With Second Consecutive Quarter of Positive Adjusted EBITDA

Telkonet, Inc. achieved 27% revenue growth and positive adjusted EBITDA for third quarter 2010 of $92,000

November 10, 2010: Milwaukee, WI – Telkonet, Inc. (OTCBB: TKOI), a leading Clean Technology company committed to integrated intelligent networking and smart energy management solutions, announced today third quarter results for the period ended September 30, 2010. Telkonet has reflected MSTI Holdings, Inc. (MST) results of operations in the condensed consolidated statement of operations through the date of the disposal (April 22, 2009) as discontinued operations for all periods presented.

For the quarter ended September 30, 2010 Telkonet had revenue of $3.1 million, an increase of 27%, compared to $2.4 million for the quarter ended September 30, 2009. Telkonet’s revenue for the quarter ended September 30, 2010 decreased by 2% when compared to the quarter ended June 30, 2010. Telkonet reported gross margins of 50% for the quarter ended September 30, 2010 compared to 51% for the quarter ended September 30, 2009, and 58% for the quarter ended June 30, 2010.

For the nine months ended September 30, 2010 Telkonet had revenue of $8.9 million, an increase of 5% compared to $8.4 million for the nine months ended September 30, 2009. Telkonet reported gross margins of 54% for the nine months ended September 30, 2010 compared to 54% for the nine months ended September 30, 2009.

Telkonet reported a net loss for the quarter ended September 30, 2010 of ($2.2) million, or ($0.02) per share, compared to a net loss of ($2.1) million, or ($0.02) per share, for the quarter ended September 30, 2009. Telkonet had a positive adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP1 measure, for the quarter ended September 30, 2010 of approximately $92,000 compared to a negative adjusted EBITDA of ($741,000) for the quarter ended September 30, 2009.

Telkonet, Inc. reported a net loss of ($2.4) million, or ($0.02) per share, for the nine months ended September 30, 2010, compared to a net income of $4.2 million, or $0.04 per share for the nine months ended September 30, 2009. Net income in 2009 includes a $6.9 million net gain on the deconsolidation of MST. Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, of approximately ($122,000) for the nine months ended September 30, 2010, an improvement of 90% compared to negative adjusted EBITDA of ($1.3) million for the nine months ended September 30, 2009.

“We continue to demonstrate the strength in our business through revenue growth and an expanding market focus.  Improved business fundamentals and superior product technology have created the foundation for Telkonet’s profitability,” stated Jason Tienor, Telkonet’s President and CEO. “Throughout 2010 we have executed the necessary steps to position the company for profitability and our performance and financials are demonstrative of those efforts.”

Significant Events

●	Achievement of positive adjusted EBITDA for third quarter and dramatic reduction in DSO from 107 days to 45 days providing 58% improvement compared to same period last year

●	Dramatic reduction in corporate debt of $1.3 million or 33% through third quarter of 2010

●	Retirement of Inventory and Accounts Receivable lines of financing paying down more than $900,000 through 2010 and relieving the Company of significant interest and fee payments

●	Awarded $500,000+ energy management contract for Dyess Air Force Base implementing Networked Telkonet SmartEnergy

●	$1.3 million Series B financing positioning the company for growth through 2010 and beyond

●	Addition of two new members to Telkonet’s Board of Directors who bring significant experience in the Clean Technology and Energy industries

Conference Call
The Company will hold a conference call Wednesday, November 10, 2010 at 4:30 p.m. Eastern Time to discuss these results. Interested parties should dial 866-893-4204 (domestically) or 706-758-7105 (internationally). Please use conference ID# 21034028. There will be a replay of the call available until December 10, 2010 posted on the Investor Relations page of the Telkonet web site at http://www.telkonet.com/investors/investors.php.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended September 30, 2010 and 2009, the Company excluded items in the following general categories, each of which are described below:

●
Loss on Sale of Investment. In February 2009 the Company completed the sale of its investment in a publicly-traded company and recorded a $29,371 loss on the sale of the investment in the consolidated statement of operations for the nine months ended September 30, 2009. The Company considers this an investment transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Impairment write-down in investment in marketable securities. In the third quarter of 2009, the Company recorded a non-recurring expense of $367,653, based upon the Company’s determination that its investment in Geeks on Call America is impaired because the Company believes that its fair market value has permanently declined. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Gain on Derivative Liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities which arose from the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

About Telkonet
Telkonet is a leading Clean Technology company, providing integrated intelligent utility networking and smart energy management technology to the emerging SmartGrid market, with a forward focus on the fast-growing Home Area Network (HAN) sector. Telkonet develops advanced solutions that reduce demand for new energy generation, delivering vital tools for controlling energy consumption. Telkonet is a leading occupancy-based energy management controls developer, with solutions lowering heating and cooling costs in hundreds of thousands of rooms worldwide. Telkonet also operates the EthoStream Hospitality Network, providing high-speed Internet access and proactive guest support to over 3.2 million users per month. http://www.telkonet.com

All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).
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TELKONET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss), as reported	$(2,182,356)	$(2,139,644)	$(2,370,657)	$4,162,143
Net (income) loss from discontinued operations	-	-	-	635,735
Net (gain) from discontinued operations	-	-	-	(6,932,586)
Net income (loss) from continuing operations	(2,182,356)	(2,139,644)	(2,370,657)	(2,134,708)

Financing expense, net	147,159	228,730	471,452	710,266
Depreciation and amortization	55,074	86,223	213,274	266,740

EBITDA attributed to Telkonet segment	(1,980,123)	(1,824,691)	(1,685,931)	(1,157,702)
Adjustments:
Loss on sale of investment	-	-	-	29,371
(Gain) loss on disposal of fixed assets	3,524	-	104,268	-
(Gain) loss on derivative liability	2,001,698	650,338	1,304,905	(788,936)
Impairment write-down in investment in marketable	-	367,653	-	367,653
Stock based compensation	66,410	65,746	154,591	243,366

Adjusted EBITDA	$91,509	$(740,954)	$(122,167)	$(1,306,248)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME(LOSS)
(Unaudited)

	For The Three Months Ended September 30,		For The Nine months Ended September 30,
	2010	2009	2010	2009
Revenues, net:
Product	$1,817,391	$1,445,888	$5,354,128	$5,462,955
Recurring	1,287,275	991,130	3,517,979	2,982,384
Total Revenue	3,104,666	2,437,018	8,872,107	8,445,339

Cost of Sales:
Product	1,195,448	833,926	3,107,355	2,942,748
Recurring	349,203	348,321	981,110	957,668
Total Cost of Sales	1,544,651	1,182,247	4,088,465	3,900,416

Gross Profit	1,560,015	1,254,771	4,783,642	4,544,923

Operating Expenses:
Research and Development	251,259	263,672	781,159	761,950
Selling, General and Administrative	1,283,657	1,797,799	4,279,241	5,332,587
Depreciation and Amortization	55,074	86,223	213,274	266,740
Total Operating Expense	1,589,990	2,147,694	5,273,674	6,361,277

Income (Loss) from Operations	(29,975)	(892,923)	(490,032)	(1,816,354)

Other Income (Expenses):
Financing Expense, net	(147,159)	(228,730)	(471,452)	(710,266)
(Loss) Gain on Derivative Liability	(2,001,698)	(650,338)	(1,304,905)	788,936
Impairment of Investment in Marketable Securities		(367,653)		(367,653)
(Loss) on Sale of Investment	-	-	-	(29,371)
(Loss) on Disposal of Fixed Asset	(3,524)	-	(104,268)	-
Total Other Income (Expense)	(2,152,381)	(1,246,721)	(1,880,625)	(318,354)

Loss Before Provision for Income Taxes	(2,182,356)	(2,139,644)	(2,370,657)	(2,134,708)

Provision for Income Taxes	-	-	-	-

Income (Loss) from Continuing Operations	$(2,182,356)	$(2,139,644)	$(2,370,657)	$(2,134,708)
Discontinued Operations
(Loss) from Discontinued Operations	-	-	-	(635,735)
Gain on Deconsolidation	-	-	-	6,932,586
Net income (loss) attributable to common shareholders before accretion of preferred dividends and discount	$(2,182,356)	$(2,139,644)	$(2,370,657)	$4,162,143
Accretion of preferred dividends and discount	(80,285)	-	(158,745)	-
Net income (loss) attributable to common shareholders	$(2,262,641)	$(2,139,644)	$(2,529,402)	$4,162,143

Net income (loss) per share:
Loss per share from continuing operations – basic	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Loss per share from continuing operations – diluted	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Income per share from discontinued operations – basic	$-	$-	$-	$0.07
Income per share from discontinued operations – diluted	$-	$-	$-	$0.07
Net income (loss) per share – basic	$(0.02)	$(0.02)	$(0.02)	$0.04
Net income (loss) per share – diluted	$(0.02)	$(0.02)	$(0.02)	$0.04

Weighted Average Common Shares Outstanding – basic	98,947,412	96,220,386	97,387,490	93,787,069
Weighted Average Common Shares Outstanding – diluted	98,947,412	96,220,386	97,387,490	93,814,759
Comprehensive Income (Loss):
Net Income (Loss)	$(2,182,356)	$(2,139,644)	$(2,370,657)	$4,162,143
Unrecognized Gain on Investment	-	-	-	32,750
Comprehensive Income (Loss)	$(2,182,356)	$(2,139,644)	$(2,370657)	$4,194,893